                      FIRST AMENDMENT TO LETTER AGREEMENT
                      ------------------------- ---------

          THIS FIRST AMENDMENT TO LETTER AGREEMENT is made and dated as of December 31, 1994 (the "AMENDMENT") among INTERNATIONAL HOUSE OF PANCAKES, INC., (the "BORROWER"), IHOP CORP, as Guarantor (the "GUARANTOR") and BANK OF
AMERICA ILLINOIS, a state chartered banking association, as successor by merger to Continental Bank N.A. ("Bank") and amends that certain $10,000,000 Letter Agreement dated as of June 30, 1993 (as amended or modified from time to time, the "AGREEMENT").


                                    RECITALS
                                    --------

         WHEREAS, the Borrower has requested, and the Bank has agreed, on the terms and conditions set forth herein, to amend the Agreement to modify certain financial covenants, all as more fully described herein, and the Bank is willing to do so, on the terms and conditions set forth herein;

          WHEREAS, certain other modifications to the Agreement are necessary to reflect the merger of Continental Bank N.A. into Bank of America Illinois;

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1.  Terms. All capitalized terms used herein shall have the same
              -----
meanings as in the Agreement unless otherwise defined herein.

          2.  Amendments to Agreement. The parties hereto agree that the
              -----------------------
Agreement is amended as follows:

          2.1 All references to Continental Bank N.A. in the Agreement, the Letters of Credit, Subsidiary Guarantee, the Note, and all other documents or instruments delivered pursuant to any of them, shall be amended, and shall hereinafter be deemed to be, references to Bank.

          2.2 The first paragraph of the Agreement is hereby amended by deleting "$2,000,000" and inserting "$5,000,000" in lieu thereof.

          2.3 Section 1 is hereby amended by deleting "June 30, 1995" and inserting "June 30, 1996"; provided however, that any Letter of Credit issued
                           -------- -------
hereunder shall have an expiry date not later than December 31, 1996" in lieu thereof.

          2.4 Section 2(a) is hereby amended by deleting the references to "noon, Chicago time" therein and inserting "10:00 a.m., San Francisco time" in lieu thereof, and deleting the reference to "12:30 p.m., Chicago time" and inserting "10:30 a.m., San Francisco time" in lieu thereof.

          2.5 Section 2(c) is hereby amended by deleting "$2,000,000" and inserting "$5,000,000", by deleting "1983" and inserting "1993" in lieu thereof, and by deleting "Publication No. 400" and inserting "Publication No.500" in lieu thereof.

          2.6 Section 4(f) is hereby amended by deleting the reference to "12:30 p.m. Chicago time" in the first sentence thereof and inserting "10:00 a.m., San Francisco time" in lieu thereof, and deleting the reference to "noon, Chicago time" in the second sentence thereof and inserting "10:30 a.m., San Francisco time" in lieu thereof.

          2.7 Section 5(b) is amended by deleting the references to "11:30 a.m., Chicago time" and inserting "9:30 a.m., San Francisco time" in lieu thereof.

          2.8 Section 6 is amended by deleting the reference to "1:00 p.m., Chicago time" and inserting 10:30 a.m., San Francisco time" in lieu thereof.

          2.9 Section 14.3 is hereby amended and restated in its entirety as follows:

               "14.3    Consolidated  Tangible  Net  Worth.   IHOP and the
                        ----------------------------------
          Borrower shall not permit Consolidated Tangible Net Worth at any time to be less than the sum of $60,000,000 plus 50% of the
                                                      ----
          Consolidated Net Income on a cumulative basis from December 31, 1994, to and including any date of determination, less intangible
                                                            ----
          assets booked after December 31, 1994."

               2.10 Section 14.8 is hereby amended and restated in its entirety as follows:

               "14.8  Maintenance  of  Fixed  Charge  Coverage.
                      ----------------------------------------
          IHOP and the Borrower covenant that on the last day of any quarterly accounting period of IHOP and its Subsidiaries, the ratio of Consolidated Income Available for Fixed Charges (excluding extraordinary losses or gains or non-recurring charges) to Fixed Charges for the immediately preceding four quarterly accounting periods shall not be less than 1.50:1.00."

               2.11 Section 14.12(a) is hereby amended by deleting "$30,000,000" and inserting "$35,000,000, net of all expenditures relating to sale leaseback transactions" in lieu thereof.

               2.12 Section 18 is hereby amended by deleting the definition of "Alternative Reference Rate" and amending and restating such definition in its entirety as follows:

               "Alternative Reference Rate" shall mean, for any day, the higher of:

               (a) the rate of interest in effect for such day as publicly announced from time to time by the Bank in San Francisco, California, as its "reference rate." It is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

               (b) 0.50% per annum above the latest Federal Funds Effective
               Rate.

               Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change."

          2.13 Section 18 is hereby amended by deleting "Chicago, Illinois" from the definition of "Business Day" and inserting "San Francisco, California" in lieu thereof.

          2.14 Section 18 is hereby amended by deleting "1.50%" in clause (i) of the definition of "Eurodollar Rate" and inserting "1.25%" in lieu thereof, and deleting the reference to "10:00 a.m., Chicago time" and inserting "10:00 a.m., San Francisco time".

          2.15 Section 19 is hereby amended by deleting the sixth sentence thereof in its entirety and amending and restating such sentence in its entirety as follows:

               "The Borrower shall pay on demand all reasonable fees and expenses of the Bank's counsel (including, without limitation, the allocated fees and expenses of in-house staff counsel and the reasonable fees and out-of pocket expenses of outside counsel) in connection with the execution and delivery of the Agreement, the Note and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith and in connection with all waivers hereof and amendments hereto, and in connection with the administration, "workout" or enforcement of this Agreement, the Note or any such other instruments or documents."

          2.16 The Subsidiary Guarantee is hereby amended by deleting the third sentence thereof and amending and restating such sentence in its entirety as follows:

               "The Guarantor further agrees to pay (a) all costs and expenses including, without limitation, all court costs and reasonable attorneys fees and expenses paid or incurred by the Bank (including, without limitation, the allocated fees and expenses of in-house staff counsel and the reasonable fees and out-of pocket expenses of outside counsel) in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, IHOP, the Borrower, the Guarantor, or any other guarantor of all or any part of the Obligations, and (b) to the extent permitted by law, interest on the Obligations and such costs and expenses at the applicable per annum rate set forth in the Credit Agreement."

          3.  Reaffirmation of IHOP Guaranty. IHOP does hereby reaffirm and
              ------------------------------
restate that the terms and provisions of Section 17 of the Agreement, as amended and modified by this Amendment, continue in full force and effect and are ratified and confirmed in all respects on and as of the date hereof, after giving effect to this Amendment.

          4.  Reaffirmation of Guaranty. IHOP Realty does hereby reaffirm and
              -------------------------
restate that the terms and provisions of that certain Guaranty, dated as of June 30, 1993 as amended and modified by this Amendment, continue in full force and effect and are ratified and confirmed in all respects on and as of the date hereof, after giving effect to this Amendment.

          5.  Representations and Warranties. IHOP and the Borrower do hereby
              ------------------------------
represent and warrant as follows:

               (a) each of the Borrower and IHOP has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware, has full legal right, power and authority to enter into this Amendment and to carry out and consummate all transactions contemplated by the Agreement and this Amendment;

               (b) This Amendment has been duly authorized and is a valid and binding obligation of the Borrower and IHOP, enforceable in accordance with its terms;

               (c) This Amendment will not conflict with or constitute a breach of or default under their respective articles of incorporation or by-laws, or any material agreement to which the Borrower or IHOP is a party or by which the Borrower or IHOP or any of their respective properties are bound, or any rule or regulation of any court or governmental agency or body having jurisdiction over the Borrower or IHOP or any of their respective activities or properties;

               (d) No Event of Default under the Agreement has occurred and is continuing.

               (e) The representations and warranties in Section 11 of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

               6.  Conditions, Effectiveness. The effectiveness of this
                   -------------------------
Amendment and the obligations of Bank to make any credits pursuant to the Agreement shall be subject to the compliance by Borrower with the agreements herein and therein contained, and the receipt by Bank of the extension fee in the amount of $12,500.00 in immediately available funds.

               7.  Miscellaneous.
                   -------------

               (a) Except as hereby expressly amended, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

               (b) This Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude other or further exercise hereof or the exercise of any other right, power or privilege, nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

               (c) This amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This amendment shall not become effective until Borrower, IHOP and IHOP Realty shall each have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to Bank.

               8.  Governing Law. This Amendment shall be a contract made under
                   -------------
and governed by the internal laws of the state of Illinois.

               IN WITNESS WHEREOF, each of the parties hereto has caused its respective duly authorized officer to execute and deliver this Amendment as of the date first written above.


                               BANK OF AMERICA ILLINOIS

                               By: /s/ YVONNE C. DENNIS
                                  -------------------------------
                               Name:  YVONNE C. DENNIS
                                    -----------------------------
                               Title: VICE PRESIDENT
                                     ----------------------------

                               By: /s/ SABUR MOINI
                                  -------------------------------
                               Name:  SABUR MOINI
                                    -----------------------------
                               Title: ASSISTANT VICE PRESIDENT
                                     ----------------------------



                               INTERNATIONAL HOUSE OF PANCAKES, INC.
                               By: /s/ Richard K. Herzer
                                  -------------------------------
                                   Richard K. Herzer President and Chief
                                   Executive Officer


                               IHOP CORP.

                               By /s/ Richard K. Herzer
                                 --------------------------------
                                   Richard K. Herzer President and Chief
                                   Executive Officer

                             CONSENT BY GUARANTORS

Each of the undersigned Guarantors does hereby consent to the foregoing First Amendment dated as of December 31, 1994 to Letter Agreement dated as of June 30, 1993 and hereby reaffirms, ratifies and confirms its respective Guarantee, which continues in full force and effect on and as of the date hereof, after giving effect to such First Amendment.

Date:  Feb. 23, 1995
      --------



                               IHOP REALTY CORP.

                               By: /s/ Richard K. Herzer
                                  --------------------------------
                                   Richard K. Herzer President and Chief
                                   Executive Officer


                               IHOP CORP.

                               By: /s/ Richard K. Herzer
                                  ---------------------------------
                                   Richard K. Herzer President and Chief
                                   Executive Officer

                                     INDEX
                                     -----


                               FIRST AMENDMENT TO
                          $10,000,000 LETTER AGREEMENT
                                  DATED AS OF
                               DECEMBER 31, 1994

                     INTERNATIONAL HOUSE OF PANCAKES, INC.



1.   First Amendment to Letter Agreement made and dated as of December 31, 1994

2. Evidence of payment of extension fee pursuant to Section 6 of First Amendment to Letter Agreement